UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 8, 2018

DEPOMED, INC.

(Exact name of registrant as specified in its charter)

001-13111

(Commission File Number)

California	94-3229046
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation)

7999 Gateway Blvd., Suite 300, Newark, California  94560

(Address of principal executive offices, with zip code)

(510) 744-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.07              Submission of Matters to a Vote of Security Holders.

Depomed, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 8, 2018 to consider and vote on the following proposals: (i) the election of seven directors to hold office until the 2019 Annual Meeting of Shareholders (Proposal 1); (ii) to approve an increase in the number of shares available for issuance under the Company’s Amended and Restated 2014 Omnibus Incentive Plan (Proposal 2); (iii) to approve a change in corporate domicile from California to Delaware (Proposal 3); (iv)  to approve a change in the Company’s name (Proposal 4); (v) to approve, on an advisory basis, the compensation of the Company’s named executive officers as more completely described in the Proxy Statement dated March 28, 2018 (Proposal 5); (vi) the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 (Proposal 6); and (vii) to vote on a shareholder proposal if properly presented at the Annual Meeting, requesting that the Board of Directors prepare a report related to the monitoring and management of certain financial and reputational risks (Proposal 7).

Proposal 1:  The shareholders of the Company elected seven directors to serve until the 2019 Annual Meeting of Shareholders and until their successors are elected and qualified.  The votes on Proposal 1 were as follows:

	Shares Voted For	Shares Voted Against	Abstain	Broker Non-Votes

James P. Fogarty	46,513,787	1,436,085	52,926	10,291,059
Karen A. Dawes	47,314,800	634,772	53,226	10,291,059
Arthur J. Higgins	46,062,885	1,894,817	45,096	10,291,059
Louis J. Lavigne, Jr.	45,413,897	2,539,677	48,724	10,291,059
William T. McKee	47,011,219	937,976	53,603	10,291,059
Peter D. Staple	46,301,833	1,652,842	48,123	10,291,059
James L. Tyree	45,948,361	2,004,814	49,623	10,291,059

Proposal 2: The shareholders of the Company approved the increase to the number of shares available for issuance under the Company’s Amended and Restated 2014 Omnibus Incentive Plan. The votes on Proposal 2 were as follows:

For	45,189,691
Against	2,729,070
Abstain	84,037
Broker Non-Votes	10,291,059

Proposal 3:  The shareholders of the Company approved the change in corporate domicile from California to Delaware.  The votes on Proposal 3 were as follows:

For	46,966,298
Against	974,981
Abstain	61,519
Broker Non-Votes	10,291,059

Proposal 4:  The shareholders of the Company approved the change in the Company’s name. The votes on Proposal 4 were as follows:

For	54,884,717
Against	2,903,666
Abstain	505,474

Proposal 5: The shareholders of the Company approved, on an advisory basis, the compensation of the Company’s executive officers as disclosed in the Proxy Statement dated March 28, 2018.  The votes on Proposal 5 were as follows:

For	45,541,956
Against	2,319,704
Abstain	141,138
Broker Non-Votes	10,291,059

Proposal 6:  The shareholders of the Company ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.  The votes on Proposal 6 were as follows:

For	57,299,989
Against	945,769
Abstain	48,099

Proposal 7:  The shareholders of the Company approved the proposal requesting that the Board of Directors prepare a report related to the monitoring and management of certain financial reputational risks.  The votes on Proposal 7 were as follows:

For	29,163,360
Against	17,658,754
Abstain	1,180,684
Broker Non-Votes	10,291,059

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEPOMED, INC.

Date: May 11, 2018	By:	/s/ Matthew M. Gosling
Matthew M. Gosling
Senior Vice President and General Counsel